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                                                                 EXHIBIT 23.2

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 6, 1997 appearing on page F-2 of Greentree Software, Inc.'s Annual Report on Form 10-KSB for the year ended May 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
Minneapolis, Minnesota
January 13, 1998